SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 3, 2004


                             Big Dog Holdings, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                      0-22963               52-1868665
  (State or Other Jurisdiction   (Commission File Number)     (IRS Employer
       of Incorporation)                                    Identification No.)



                                 121 Gray Avenue
                         Santa Barbara, California 93101
               (Address of Principal Executive Offices) (Zip Code)

                               Mr. Anthony J. Wall
                            Executive Vice President
                               and General Counsel
                                 121 Gray Avenue
                         Santa Barbara, California 93101
                     (Name and Address of Agent For Service)

                                 (805) 963-8727
          (Telephone Number, Including Area Code, of Agent for Service)




Item 2.  Acquisition or Disposition of Assets

         On March 3, 2004, Big Dog Holdings, Inc. (the "Company"), through its majority-owned subsidiary, TWC Acquisition Corp. ("TWC"), completed the acquisition (the "Acquisition") of substantially all of the assets of The Walking Company, a California corporation, and Alan's Shoes, Inc., an Arizona corporation (together, the "Debtors"), through an asset purchase pursuant to the Debtors' Second Amended Plan of Reorganization (the "Plan") in Case No. SV 03-15880-GM confirmed by the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") in an order (the "Order") entered on March 2, 2004. Following the Acquisition, TWC changed its name to "The Walking Company." The terms of the Acquisition are contained in the Plan and the Order, which are attached hereto as exhibits and incorporated herein by reference.

         The Walking Company is a leading specialty retailer of high quality, technically designed comfort walkwear and accessories, featuring quality brands such as Ecco, Mephisto, Dansko, Birkenstock and Merrell. It sells its products through more than 70 retail store locations. The Debtors had total annual sales of approximately $65 million in 2003. The assets of the Debtors acquired by TWC consist primarily of inventory, equipment, leases and trademarks, all of which will be used by TWC to continue the business of the Debtors under the name "The Walking Company."

         The Company initiated the Acquisition by making a bid for the Debtors' assets in an auction held by the Bankruptcy Court on January 26, 2004. The Bankruptcy Court confirmed that the Company was the winning bidder in a hearing held on February 2, 2004, and subsequently the Debtors submitted the Plan to the Bankruptcy Court for confirmation. Prior to the confirmation of the Plan, none of the Company or any of its affiliates, directors or officers, or any associate of any such director or officer, had any material relationship with either of the Debtors.

         The total purchase price for the Acquisition was approximately $19 million, subject to adjustment, which included the payment and issuance of cash, notes and securities by TWC and the Company pursuant to the Plan. This included that TWC (i) paid the approximately $7.27 million outstanding balance under the Debtors' Loan and Security Agreement with Wells Fargo Retail Finance II, LLC ("WFRF"), (ii) paid $1.7 million in cash to certain creditors of the Debtors,
(iii) issued $3.3 million in aggregate principal amount of secured promissory notes to certain creditors of the Debtors, and issued to such creditors a right to put 50% of the outstanding principal amount of such notes to the Company at a 20% discount, (iv) issued $700,000 in aggregate principal amount of unsecured promissory notes to certain creditors of the Debtors, and issued a right to put such unsecured notes to TWC at a 20% discount, (v) assumed a long-term obligation to pay $572,000 in accrued sales taxes, (vi) paid approximately $2.21 million in certain acquisition-related fees and expenses, (vii) assumed approximately $2.3 million of accrued expenses and other liabilities, and (viii) issued to certain creditors of the Debtors 10% of TWC's outstanding common stock (valued at $645,000), with a right (in the form of warrants) to convert the TWC shares into shares of common stock of the Company at a price of $4.35 per share and a right to put such TWC shares to TWC for cash totaling $645,000. In addition, the Company (i) provided a one-year "sunset" guaranty in regard to TWC's obligations under certain retail store leases assumed by TWC and (ii) a guaranty in regard to a potential administrative claim against TWC of up to $2.9 million (which claim is being disputed). The total number of shares of Company common stock issuable under all of such warrants is 1,067,817. All of the foregoing warrants and put rights issued by the Company or TWC will expire at 5:00 p.m., p.s.t., on June 30, 2004. In addition, Fred Kayne (the Chairman of the Board of the Company), and Andrew Feshbach (the CEO of the Company), who also are the holders of a majority of the outstanding stock of the Company, agreed (in response to the demands of certain creditors) to provide personal back-up guaranties to fund (i) the above obligations of the Company and TWC in regard to the potential administrative claim and (ii) the above obligation of the Company to make payment on the potential exercise of put rights of the holders of the secured TWC notes.

         The foregoing cash payments by TWC and TWC's initial working capital were funded by (i) the Company contributing $8.95 million to TWC ($6.45 million as equity and $2.5 million as subordinated debt) and (ii) TWC refinancing the $7.27 million required to pay off the Debtors' obligation to WFRF under a new Loan and Security Agreement between TWC and WFRF dated March 3, 2004. The Company funded such subordinated debt contribution to TWC by borrowing (i) $1.05 million under its Loan and Security Agreement, dated October 23, 2001, as amended, with WFRF and (ii) $1.45 million under an unsecured Revolving Promissory Note facility, dated March 1, 2004, with Israel Discount Bank. The Company funded the equity portion of its contribution to TWC from available cash distributed to it from the Company's primary operating subsidiary, Big Dog USA, Inc.


Item 7.  Financial Statements and Exhibits.

         (a)(4) Financial statements required by this item will be filed by amendment not later than 60 days after the date that this initial report must be filed.

         (c) Exhibits.

          Exhibit Number Description


          2.1 Second Amended Plan of Reorganization of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc., confirmed on March 2, 2004.*

          2.2  Order of the  United  States  Bankruptcy  Court  for the  Central
               District of California confirming the Second Amended Plan of Reorganization of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc., entered on March 2, 2004.

          4.1 Revolving Promissory Note issued by Big Dog Holdings, Inc. in favor of Israel Discount Bank,dated March 1, 2004.

          4.2 Warrant, dated March 3, 2004, to purchase 55,188 shares of the common stock of Big Dog Holdings, Inc. at an exercise price of $4.35 per share, exercisable by the tender of common stock of The Walking Company (formerly TWC Acquisition Corp.), issued to Retail & Restaurant Growth Capital L.P. Substantially identical Warrants were issued to a total of 16 additional junior secured creditors of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc., in the names and amounts indicated in the schedule attached to Exhibit 4.2.

          4.3 Warrant, dated March 3, 2004, to purchase up to 286,978 shares of the common stock of Big Dog Holdings, Inc. at an exercise price of $4.35 per share, exercisable by the tender of Junior Secured Creditors Promissory Notes issued by The Walking Company (formerly TWC Acquisition Corp.), issued to Retail & Restaurant Growth Capital L.P. Substantially identical Warrants were issued to a total of 16 additional junior secured creditors of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc., in the names and amounts indicated in the schedule attached to Exhibit 4.3.

          4.4 Warrant, dated March 3, 2004, to purchase up to 164,611 shares of the common stock of Big Dog Holdings, Inc. at an exercise price of $4.35 per share, exercisable by the tender of a First Unsecured Creditors Promissory Note issued by The Walking Company (formerly TWC Acquisition Corp.), issued to the Post-Confirmation Committee for the benefit of the unsecured creditors of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc.

          4.4 Warrant, dated March 3, 2004, to purchase up to 4,938 shares of the Common Stock of Big Dog Holdings, Inc. at an exercise price of $4.35 per share, exercisable by the tender of a Second Unsecured Creditors Promissory Note issued by The Walking Company (formerly TWC Acquisition Corp.), issued to the Post-Confirmation Committee for the benefit of the unsecured creditors of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc.

          4.6 Junior Secured Creditors Promissory Notes, dated March 3, 2004, in the aggregate principal amount of $3,279,000, issued by The Walking Company (formerly TWC Acquisition Corp.) to the junior secured creditors of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc. (the "Debtors") pursuant to the Debtors' Second Amended Plan of Reorganization.**

          4.7 First Unsecured Creditors Promissory Note, dated March 3, 2004, in the principal amount of $700,000, issued by The Walking Company (formerly TWC Acquisition Corp.) to the Post-Confirmation Committee for the benefit of the unsecured creditors of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc. (the "Debtors") pursuant to the Debtors' Second Amended Plan of Reorganization.**

          4.8 Second Unsecured Creditors Promissory Note, dated March 3, 2004, in the principal amount of $21,000, issued by The Walking Company (formerly TWC Acquisition Corp.) to the Post-Confirmation Committee for the benefit of the unsecured creditors of Shoes Liquidation Co. (formerly The Walking Company) and Alan's Shoes, Inc. (the "Debtors") pursuant to the Debtors' Second Amended Plan of Reorganization**



          99.1 Loan and Security Agreement, dated March 3, 2004, among the lenders signatory thereto, Wells Fargo Retail Finance II, LLC, as agent, and The Walking Company (formerly TWC Acquisition Corp.), as borrower.

          99.2 Third Amendment to Loan and Security Agreement, dated March 3, 2004, among the lenders signatory thereto, Wells Fargo Retail Finance II, LLC, as agent, and Big Dog Holdings, Inc., Big Dog USA, Inc. and CSI Acquisition Corporation, as borrowers.

* The exhibits and schedules to the Plan have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Big Dog Holdings, Inc. will furnish copies of any of such exhibits and schedules to the Securities and Exchange Commission upon request.

** Not filed as permitted by the provisions of Item 601(b)(4)(iii) of Regulation S-K. Big Dog Holdings, Inc. agrees to provide a copy of these documents to the Securities and Exchange Commission upon request.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             BIG DOG HOLDINGS, INC.

Date: March 16 , 2004
                             --------------------------------------
                             Andrew D. Feshbach
                             President and Chief Executive Officer